Exhibit 10.23

Memorandum of Loan Agreement

This Agreement is signed by the following two Parties on January 3, 2011:

Party A: Phoenix Satellite Television Co., Ltd. (“Party A”), a company registered in Hong Kong.

Address:

Party B: Phoenix Satellite Television Information Limited (“Party B”), a company registered in the British Virgin Islands.

Address: P O Box 957, Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands.

Whereas:

(1)                                  In light of its business development, Party B intends to purchase a promissory note in the total amount of Five Million United States Dollars (US$5,000,000) from its subsidiary PHOENIXi Investment Limited.

(2)                                  Party A wishes to advance a loan to Party B to assist its business development, which loan was transmitted through wire transfer to a bank account designated by Party B on November 29, 2000.

(3)                                  The Parties have entered into this Memorandum so as to keep a record of the terms and conditions of such loan.

In connection with the foregoing loan, both Parties confirm as follows:

1.                                    Party A has wire transferred Five Million United States Dollars (US$5,000,000) to a bank account designated by Party B on November 29, 2000 to enable Party B to purchase a promissory note in the total amount of Five Million United States Dollars (US$5,000,000) from its subsidiary PHOENIXi Investment Limited.

2.                                    Party B shall, at Party A’s request, repay such loan without interest.

3.                                    No mortgage of any kind is placed on such loan.

4.                                    This Agreement shall terminate on the date on which such loan is fully repaid by Party B or as agreed to by the Parties.

5.                                    Should there be any matter which is not dealt with herein, the Parties may add or modify this Agreement at any time, provided, however, that any addition or modification to this Agreement shall be made in writing and signed by both Parties before such addition or modification becomes effective.

6.                                    This Agreement shall be governed by and interpreted according to the Hong Kong laws. Both Parties agree that the Hong Kong Court shall have non-exclusive jurisdiction over any and all disputes or litigation arising out of this Agreement.

The corporate seal of each Party is affixed hereto by its legal representative or authorized representative.

Party A: Phoenix Satellite Television Co., Ltd.

Legal Representative or Authorized Representative:	/s/ Changle Liu

Seal:

Party B: Phoenix Satellite Television Information Limited

Legal Representative or Authorized Representative:	/s/ Keung Chui

Seal:

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